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                                                                    Exhibit 10.2


RESOLVED: that with respect to those benefit plans listed on Schedule A attached hereto, the definition of "Change in Control" or "Change of Control", as the case may be, contained in each such plan is hereby deleted and replaced with the following definition:

         "(i) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or

14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Corporation, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Corporation; (2) any acquisition by the Corporation; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any entity controlled by the Corporation; or
(4) any acquisition pursuant to a transaction which complies with clauses (1),
(2) and (3) of subsection (iii) of this definition; or

(ii) A change in the composition of the Board of Directors such that the individuals who, as of the effective date of the Plan, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, for purposes of this definition, that any individual who becomes a member of the Board of Directors subsequent to the effective date of the Plan, whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

         (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a


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
                                                           Exhibit 10.2 (cont'd)


corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be,
(2) no Person (other than the Corporation, any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

         (iv) The approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation."

FURTHER RESOLVED, that with respect to those benefit plans listed on Schedule B attached hereto, the definition of "Cause" contained in each such plan is hereby deleted and replaced with the following definition:

" `Cause' shall mean the employee's misconduct in respect of the employee's obligations to the Company or other acts of misconduct by the employee occurring during the course of the employee's employment, which in either case results in or could reasonably be expected to result in material damage to the property, business or reputation of the Company; provided, that in no event shall unsatisfactory job performance alone be deemed to be "Cause"; and provided, further, that no termination of employment that is carried out at the request of a person seeking to accomplish a Change in Control or otherwise in anticipation of a Change in Control shall be deemed to be for `Cause'."


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
                                                           Exhibit 10.2 (cont'd)


FURTHER RESOLVED, that in all other respects, such Plans shall remain in full force and effect without modification.

                                   Schedule A

Director Deferred Compensation Plan
Directors Retirement Plan
Director Deferred Stock Ownership Plan
Key Executive Short-Term Incentive Deferred Compensation Plan
Senior Executive Supplemental Death, Disability & Retirement
  Benefits Plan
Management Supplemental Death and Disability Benefits Plan
Senior Executive Severance Plan
Executive Severance Plan
Management Severance Plan

                                   Schedule B

Senior Executive Supplemental Death, Disability
  & Retirement Benefit Plan
Senior Executive Severance Plan
Executive Severance Plan
Management Severance Plan


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